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                                                                  EXHIBIT 10.45



                            ACME METALS INCORPORATED
                           SUPPLEMENTAL BENEFITS PLAN

                            EFFECTIVE JANUARY 1, 1994


     Acme Metals Incorporated, a Delaware corporation, hereby establishes a nonqualified plan of deferred compensation to supplement the benefits payable to certain of its employees under its qualified defined benefit plan. The Plan is effective January 1, 1994.

                                    ARTICLE I
                                   DEFINITIONS

     The following words and phrases as used herein shall have the meanings set forth below.
     SECTION 1.1. The term "Board of Directors" shall mean the Board of Directors of the Company.
     SECTION 1.2. The term "Company" shall mean Acme Metals Incorporated, a Delaware corporation.
     SECTION 1.3. The term "Company Plan" shall mean Appendix A of the Consolidated Pension Plan for Acme Salaried and Hourly Employees, as amended from time to time, and as amended to reflect the merger of the Acme Metals Incorporated Salaried Employees Past Service Pension Plan and the Acme Packaging Corporation Salaried Employees Past Service Pension Plan into Appendix A effective July 31, 1994.
     SECTION 1.4. The term "Company Plan Benefits" shall mean one of the forms of benefit including, without limitation, Pre-Pension Spouse Coverage and the Automatic 50% Spouse Option provided for under the Company Plan.
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     SECTION 1.5.  The term "Compensation Committee" shall mean the Compensation
Committee of the Board of Directors.
     SECTION 1.6. The term "Competitive Activity" shall have the meaning contained in the Severance Pay Plan.
     SECTION 1.7. The term "Continuous Service under the Company Plan" shall mean the number of years and completed months of continuous service determined under the Company Plan.
     SECTION 1.8. The term "Discharge for Cause" shall mean discharge from employment with the Company based on the fact that the Participant has done any act or thing materially harmful to the Company, including, without limitation,
          (i) an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;
         (ii)  intentional wrongful damage to property of the Company;
        (iii)  intentional wrongful disclosure of secret processes;
         (iv) intentional wrongful disclosure of any confidential information of the Company; or
          (v)  employment in or engagement in any Competitive Activity.
     SECTION 1.9. The term "Employee" shall mean any person, including an officer of the Company (whether or not he is also a director thereof), who is employed by the Company on a full-
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time basis and who is compensated for such employment by a regular salary.
     SECTION 1.10. The term "Participant" shall include any Employee who satisfies the eligibility requirements for participation in accordance with
Section 2.1.
     SECTION 1.11. The term "Plan" shall mean this plan, the Acme Metals Incorporated Supplemental Benefits Plan, effective January 1, 1994, as amended from time to time.
     SECTION 1.12. The term "Severance Pay Plan" shall mean the Company's Key Executive Severance Pay Plan established on November 7, 1984, for the benefit of certain participants thereunder, as the same may hereafter be amended or restated from time to time in accordance with the terms thereof.
     SECTION 1.13. The term "Supplemental Benefits" shall mean one of the Supplemental Benefits referred to in Article III of this Agreement.
     Except as otherwise specifically defined herein, the definition of terms used in the Company Plan shall, unless the context clearly indicates otherwise, apply to the terms used in this Plan.

                                   ARTICLE II
                                  PARTICIPANTS

     SECTION 2.1. ELIGIBILITY. Participants in the Plan shall consist of those Employees who are participants in the Company Plan and who shall from time to time be designated by the Compensation Committee as Participants.

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     SECTION 2.2.  NOTICE OF ELIGIBILITY.  The Compensation Committee shall notify all such Participants of their inclusion in the Plan.

                                   ARTICLE III
                              SUPPLEMENTAL BENEFITS

     SECTION 3.1. PAYMENT. Except as otherwise provided herein, Supplemental Benefits payable hereunder to Participants, their surviving spouses or beneficiaries shall, subject to Section 3.3 and to the other provisions hereof, commence at the same time and be payable in the same manner, under the same conditions, for the same period, in the same optional form and to the same person or persons as the corresponding Company Plan Benefit is payable under the Company Plan, provided, however, that notwithstanding any contrary provision of the Severance Pay Plan, all amounts payable hereunder for the period of the remainder of the Severance Period (as that term is defined in Section 1.1.6 of the Severance Pay Plan) shall be amounts of cash compensation payable pursuant to an Other Plan (as that term is defined in Paragraph E of the Recitals contained in the Severance Pay Plan) for purposes of Section 3.1 of the Severance Pay Plan. For purposes of this Plan, a failure to reject the Automatic 50% Spouse Option under the Company Plan shall be deemed an election thereof.
     SECTION 3.2 QUALIFICATION. The following Supplemental Benefits will be payable under this Plan:

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     (a)  SUPPLEMENTAL NORMAL RETIREMENT BENEFIT.  If a Participant's employment with the Company terminates on or after he attains age 65 and he then meets the requirements for a Normal Retirement Pension under the Company Plan, the Company shall pay to him or his surviving spouse or beneficiary a Supplemental Normal Retirement Benefit in a monthly amount determined in accordance with Section
3.3.
     (b) SUPPLEMENTAL EARLY RETIREMENT BENEFIT. If a Participant's employment with the Company terminates before he meets the requirements for such Normal Retirement Pension but after he shall attain the age and complete the years of Continuous Service required for 62/15 Retirement, 60/15 Retirement or 70/80 Retirement under the Company Plan, the Company shall pay to him or his surviving spouse or beneficiary a Supplemental Early Retirement Benefit in a monthly amount determined in accordance with Section 3.3.
     (c) SUPPLEMENTAL PERMANENT INCAPACITY BENEFIT. If a Participant's employment with the Company terminates because he is incapacitated and he then meets the requirements under the applicable provisions of the Company Plan, the Company shall pay to him or his surviving spouse or beneficiary a Supplemental Permanent Incapacity Benefit in a monthly amount determined in accordance with
Section 3.3.
     (d) SUPPLEMENTAL PRE-PENSION SPOUSE COVERAGE. If a Participant dies while employed by the Company and if his surviving spouse is entitled to a benefit under the Pre-

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Pension Spouse Coverage of the Company Plan, the Company shall pay to the
Participant's surviving spouse a Supplemental Pre-Pension Spouse Benefit in a monthly amount determined in accordance with Section 3.3.
     (e) SUPPLEMENTAL DEFERRED VESTED BENEFIT. If a Participant's employment with the Company terminates for any reason other than a Discharge for Cause and if he then meets the requirements for a Deferred Vested Retirement Pension under the Company Plan, the Company shall pay to him a Supplemental Deferred Vested Retirement Benefit in a monthly amount determined in accordance with Section 3.3.
     SECTION 3.3. AMOUNT OF SUPPLEMENTAL BENEFIT. Each Supplemental Benefit shall be the monthly amount of the Company Plan Benefit to which the Participant, his surviving spouse or beneficiary, as the case may be, would be entitled,
          (1) if earnings taken into consideration under the Company Plan were not limited to $150,000 per year (or such other limitation that results from adjustments to reflect cost-of-living increases pursuant to regulations of the Secretary of the Treasury) by reason of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), as Section 401(a)(17) may hereafter be amended or superseded;
          (2) if the Company Plan did not contain the limitations on benefits set forth in Section 10.6 thereof, as the same may hereafter be amended or
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     superseded, or any other limitations by reason of Section 415 of the Code as Section 415 may hereafter be amended or superseded, or by reason of any other applicable law or regulation which provides for a limitation of the amount of benefits payable under the Company Plan; and
          (3) if the amount of any compensation from the Company, receipt of which the Participant elects to defer until retirement or a later date (other than amounts payable under the Company Plan or any other tax-qualified employee benefit plan or any gain from a stock option or compensation arising from a stock award) were included in the Company Plan's definition of earnings;
less the amount of the Company Plan Benefit actually payable to the Participant, spouse, or beneficiary.
     SECTION 3.4. SPECIAL RULES. No Supplemental Benefit shall be changed or modified (as to amount or otherwise) by reason of an amendment to the Company Plan which becomes effective after the termination of the Participant's employment with the Company. There shall be no duplication of Supplemental Benefits hereunder. Notwithstanding any other provision of this Plan, the amount of Supplemental Benefits payable under the Plan shall be reduced by the amount of any supplemental pension payable for the same reason or reasons under an agreement between the Company and the Participant.
     SECTION 3.5. FORFEITURE. Notwithstanding the foregoing, a Participant (and his surviving spouse and beneficiary, if
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any) shall forfeit all rights to any Supplemental Benefit if the Participant's employment with the Company is terminated because of a Discharge for Cause.
     SECTION 3.6.  GENERAL.   (a) The obligations of the Company herein set
forth shall be deemed a general obligation of the Company.  The Company does not intend initially to create a trust or other fund to provide for the payment of Supplemental Benefits. No right or interest of the Participant, his surviving spouse or any beneficiary (or any person claiming through or under any of them) which may arise as a result of this Plan shall be assignable or transferable in any manner or be subject to anticipation, sale, pledge, encumbrance, attachment or other legal process for or against the Participant, his surviving spouse, a beneficiary or any other person.
     (b) Employment rights shall not be enlarged or affected hereby. The Company shall continue to have the right to terminate the employment of a Participant with or without cause.
     SECTION 3.7. BENEFICIARIES. The Participant's elections and designations of beneficiaries in accordance with the provisions of the Company Plan shall be controlling under this Plan. This Plan shall not enlarge or restrict a Participant's right to make any election or designate any beneficiary under the Company Plan.
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     DATED and EXECUTED this 28th day of December, 1994, to be effective as of
January 1, 1994.

                                   ACME METALS INCORPORATED



                                   By /s/ B. W. H. Marsden
                                      ------------------------------
                                      B.W.H. Marsden
                                      Chairman of the Board of Directors


ATTEST:


/s/ Edward P. Weber, Jr.
------------------------------------
Edward P. Weber, Jr.
Secretary